UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2008

SMART Modular Technologies (WWH), Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-51771	20-2509518
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4211 Starboard Drive, Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-623-1231

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2008, the Board of Directors of SMART Modular Technologies (WWH), Inc. (the "Company"), upon the recommendation of the Compensation Committee, as part of its periodic review of executive compensation, approved (i) the terms of the Company’s cash incentive plan, in which all executive officers will participate, for fiscal 2009, and (ii) an increase in the annual base salary payable and a decrease in the target bonus percentage to certain executive officers of the Company.

The types of performance criteria and payment terms of the fiscal 2009 cash incentive plan are substantially similar to those of the plan disclosed in the Company’s last filed proxy statement. Subject to the Board’s discretion, actual bonus payments as a percentage of target bonus will be based on the level of achievement of performance targets, with a minimum achievement of 50% of performance targets required for payment of any bonus and a maximum payout of 150% of target bonus.

Effective immediately, the revised annual base salary and target bonus percentage (as a percentage of base salary) for each of the following executive officers are as follows: Mohana Krishnan, Sr. Vice President – Worldwide Operations, $270,000, 65%; Alan Marten, Sr. Vice President & General Manager – Memory Business Unit, $270,000, 65%; and Wayne Eisenberg, Vice President – Worldwide Sales, $250,000, 65%.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART Modular Technologies (WWH), Inc.

September 26, 2008	By:	/s/ Ann T. Nguyen

Name: Ann T. Nguyen
Title: General Counsel and Corporate Secretary